Exhibit 99.1

Waterstone Financial, Inc. Announces Change to a Virtual-Only Format for 2020 Annual Meeting of Shareholders.
WAUWATOSA, WI – 04/27/2020 – Waterstone Financial, Inc. (NASDAQ: WSBF), announced today a change in the location of its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). In the interest of the health and safety of our shareholders, employees, and communities, and in light of further developments regarding the coronavirus or COVID-19 and recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, the 2020 Annual Meeting now will be held by remote communication in a virtual-only format. Shareholders will not be able to attend the 2020 Annual Meeting in person.
The previously announced date and time of the 2020 Annual Meeting has not changed. Shareholders of record of our common stock at the close of business on March 25, 2020, the record date, can participate in the 2020 Annual Meeting via the virtual meeting website below.  For more information regarding the annual meeting, including our proxy statement and annual report, please visit www.cstproxy.com/wsbonline/2020.
Additional relevant information with respect to: instructions to access the meeting webcast, how-to-vote links, phone numbers and contact information will be provided at a later date.

Date: Tuesday, May 19, 2020
Time: 9:00 a.m., Central Time
Access to Virtual Location: www.cstproxy.com/wsbonline/2020

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin along with a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.